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                                                                     EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                                  WAXS INC.

            WAXS INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

            FIRST: That, the Board of Directors of the Corporation unanimously adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and directing that said amendment be presented to the stockholders of the Corporation for consideration at a special meeting of the stockholders or by written consent of the stockholders. The resolution setting forth the proposed amendment is as follows:

            "RESOLVED, that the Certificate of Incorporation of the Corporation be amended to change the name of the corporation and that such amendment be effected by deleting Article 1 in its entirety and substituting the following in lieu thereof:

                                   ARTICLE 1

            The name of the Corporation is WORLD ACCESS, INC.


            SECOND: That the foregoing resolution has been adopted by the unanimous written consent of the holder of record of all the outstanding stock of the Corporation entitled to vote thereon.

            THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            FOURTH: This Certificate of Merger, and the merger provided for herein, shall not become effective until and shall become effective at 5:01 p.m. (local time in Dover, Delaware) on October 28, 1998.



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            IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed as of this 28th day of October, 1998.

                                    WAXS INC.


                                    By:    /s/ Mark A. Gergel
                                       ----------------------------------------
                                       Mark A. Gergel, Executive Vice President

Attested by:

/s/ Martin D. Kidder
---------------------------
Martin D. Kidder, Secretary